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                                   EXHIBIT A-4
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                          ELECTION UNDER SECTION 83(B)

                      OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer's gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with his or her receipt of the property described below:

1. The name, address, taxpayer identification number and taxable year of the undersigned are as follows:


      NAME:                          TAXPAYER:                SPOUSE:

      ADDRESS:

      IDENTIFICATION NO.:            TAXPAYER:                SPOUSE:

      TAXABLE YEAR:

2. The property with respect to which the election is made is described as follows: ___________ shares (the "Shares") of the Common Stock of Copart, Inc. (the "Company").

3.    The date on which the property was transferred is:                ,      .
                                                         ---------------  -----

4.    The property is subject to the following restrictions:


      The Shares may be repurchased by the Company, or its assignee, upon certain events. This right lapses with regard to a portion of the Shares based on the continued performance of services by the taxpayer over time.

5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $__________.

6.    The amount (if any) paid for such property is:  $___________.


The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

THE UNDERSIGNED UNDERSTANDS THAT THE FOREGOING ELECTION MAY NOT BE REVOKED EXCEPT WITH THE CONSENT OF THE COMMISSIONER.

Dated:            _________________, ____       ________________________________
                                                Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated:            _________________, ____       ________________________________
                                                Spouse of Taxpayer